SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2003

IMPAC Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA		94041

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 623-8800

(Former name or former address if changed since last report)

Item 5.    Other Events.

On May 13, 2003, IMPAC Medical Systems, Inc. (the “Company”) issued a press release announcing the public offering of 2,378,223 shares of its common stock. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

99.1    IMPAC Medical Systems, Inc. Press Release dated May 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ Joseph K. Jachinowski
Joseph K. Jachinowski President and Chief Executive Officer

Date: May 13, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	IMPAC Medical Systems, Inc. Press Release dated May 13, 2003.